The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,
Preliminary Prospectus Supplement dated January   , 2010

PROSPECTUS SUPPLEMENT
(To prospectus dated December 18, 2008)

$
     % Senior Notes due

This is an offering by Delphi Financial Group, Inc. of $      of its     % Senior Notes due      (the “notes”). The notes will mature on January   ,     , and interest will be paid semi-annually in arrears on           and           of each year or, if such day is not a business day, on the next succeeding business day, commencing on          , 2010. Interest will accrue from January   , 2010. We may redeem the notes in whole or in part at any time at the redemption prices described on page S-14. For a more detailed description of the notes, see “Description of Notes” beginning on page S-13.

The notes will be unsecured and unsubordinated general obligations of Delphi Financial Group, Inc. and will rank equal in right of payment with all existing and future unsecured and unsubordinated senior debt of Delphi Financial Group, Inc. and senior in right of payment to all existing and future subordinated debt of Delphi Financial Group, Inc.

See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus, and the risk factors described in our Securities and Exchange Commission filings that are incorporated by reference in the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Discounts and
	Price to Public(1)		Commissions	Proceeds to us(2)

Per Note		%	%		%
Total	$		$	$

(1)	Plus accrued interest, if any, from January , 2010.

(2)	Before expenses in connection with the offering.

The notes are not, and are not expected to be, listed on any securities exchange nor included in any automated quotation system. Currently, there is no public market in the notes.

We expect that delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants against payment in New York, New York on or about January   , 2010.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

Prospectus Supplement dated January   , 2010

S-i

You should rely only upon the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you in connection with the sale of notes offered hereby. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or seeking offers to buy these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any document incorporated by reference therein or in any free writing prospectus that we may provide you in connection with the sale of notes offered hereby is accurate only as of the date of that document. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action has or will be taken in any jurisdiction by us or by the underwriters that would permit a public offering of the notes or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Unless otherwise explicitly stated or the context otherwise requires, in this prospectus supplement or the accompanying prospectus references to “dollars” and “$” are to United States dollars.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the sale of notes offered hereby. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to the sale of notes offered hereby. You should read both this prospectus supplement and the accompanying prospectus, together with the documents and additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in the accompanying prospectus, and any free writing prospectus we may provide you in connection with this offering. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” and the “Company” refer to Delphi Financial Group, Inc. and its subsidiaries, collectively, and “Delphi” refers to Delphi Financial Group, Inc. only and not to any of its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus. It does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus, the financial statements and related notes thereto contained or incorporated by reference in this prospectus supplement and the other documents incorporated by reference in the accompanying prospectus. You should pay special attention to the “Risk Factors” and “Description of Notes” sections of this prospectus supplement, to the “Risk Factors” section in the accompanying prospectus and in our most recent Annual Report on Form 10-K, as updated by our Report on Form 10-Q for the quarterly period ended September 30, 2009.

The Company

We are a holding company whose subsidiaries provide integrated employee benefit services. We were organized as a Delaware corporation in 1987 and completed the initial public offering of our Class A Common Stock in 1990. The address of our principal executive offices is 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, and our telephone number at this address is (302) 478-5142. We manage a wide range of aspects of employee absence to enhance the productivity of our clients and provide the related insurance coverages: long-term and short-term disability, excess workers’ compensation, group life, travel accident and dental. Our asset accumulation business emphasizes individual fixed annuity products. We offer our products and services in all fifty states, the District of Columbia and Canada. Our two reportable segments are group employee benefit products and asset accumulation products.

Our operating strategy is to offer financial products and services which have the potential for significant growth, which require specialized expertise to meet the individual needs of our customers and which we believe provide us the opportunity to achieve superior operating earnings growth and returns on capital. We have concentrated our efforts within certain niche insurance markets, primarily group employee benefits for small to mid-sized employers. We also market our group employee benefit products and services to large employers, emphasizing unique programs that integrate both employee benefit insurance coverages and absence management services. We also operate an asset accumulation business that focuses primarily on offering fixed annuities to individuals planning for retirement as well as the issuance of funding agreements in connection with the offering of funding agreement-backed notes to institutional investors.

Our primary operating subsidiaries are as follows:

Reliance Standard Life Insurance Company (“RSLIC”) and its subsidiary, First Reliance Standard Life Insurance Company, underwrite a diverse portfolio of disability, group life, travel accident and dental insurance products targeted principally to the employee benefits market. RSLIC also markets asset accumulation products, primarily fixed annuities, to individuals and groups.

Safety National Casualty Corporation (“SNCC”) focuses primarily on providing excess workers’ compensation insurance to the self-insured market. In 2001, SNCC formed an insurance subsidiary, Safety First Insurance Company, which also focuses on selling excess workers’ compensation products to the self-insured market.

Matrix Absence Management, Inc. (“Matrix”), founded in 1987, provides integrated disability and absence management services to the employee benefits market across the United States. We acquired Matrix in 1998.

Offering Summary

Issuer	Delphi Financial Group, Inc.

Notes offered	% Senior Notes due

Aggregate Principal Amount	$

Maturity Date	January ,

Interest Rate	% per annum

Interest Payment Dates	Interest will be payable semiannually in arrears on and of each year, commencing , 2010.

Day Count Convention	30/360

Business Day Convention	Following

Trustee	U.S. Bank National Association

Ranking	The notes will be our unsecured and unsubordinated general obligations and will rank equal in right of payment with all our existing and future unsecured and unsubordinated senior debt, including amounts outstanding under our revolving credit facility and our 8.00% Senior Notes due 2033 (the “2033 Senior Notes”), and senior in right of payment to all of our existing and future subordinated debt.

We are a holding company and conduct substantially all of our operations through subsidiaries. The notes will effectively rank junior to any of our secured indebtedness and to all existing and future liabilities of our subsidiaries, including amounts owed to policyholders and trade payables.

Optional Redemption	The notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

• 100% of the principal amount of the notes then outstanding to be redeemed; and

•     the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus           basis points,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

Certain Covenants	The indenture governing the notes will contain certain negative covenants that apply to us; however, the limitation on liens and the limitation on consolidation, merger and sale of assets covenants contain important exceptions. See “Description of Notes — Limitations upon Liens” and “— Consolidation, Merger and Sale of Assets” in this prospectus supplement.

Ratings	It is expected that on the issue date, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC Business will rate the notes “BBB” and Moody’s Investors Service, Inc. will rate the notes “Baa3”. A security rating is not reflective of the market price, fair market value or suitability of the notes for a particular investor, and therefore a security rating is not a recommendation to buy, sell or hold securities.

Events of Default	Events of default will generally include failure to pay principal or any premium, failure to pay interest, failure to observe or perform any other covenants or agreement in the notes or the indenture, failure to pay principal at maturity with respect to a different series of debt securities issued under the senior indenture, the indenture relating to the 2033 Senior Notes or the indenture relating to the 7.376% Junior Debentures due 2067 (the “2007 Junior Debentures”) and certain events of bankruptcy, insolvency, or reorganization.

Use of Proceeds	We estimate the net proceeds to us from the sale of the notes to be approximately $ after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including the repayment of corporate debt, which may include the repayment of debt outstanding under our revolving credit facility. See “Use of Proceeds” in this prospectus supplement.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

Clearance and Settlement	The notes will be cleared through The Depository Trust Company (“DTC”), for the accounts of its participants.

Listing	The notes are not, and are not expected to be, listed on any national securities exchange nor included in any automated quotation system. Currently there is no public market for the notes.

Additional Issuances	We may create and issue additional notes ranking equally and ratably with the notes offered by this prospectus supplement in all respects, so that such additional notes will be consolidated and form a single series with the notes offered by this prospectus supplement and will have the same terms as to status, redemption or otherwise, provided that if such additional notes are not fungible with the original notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number.

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus and those risk factors described in our Securities and Exchange Commission filings that are incorporated by reference in the accompanying prospectus and other information as provided under “Where You Can Find More Information” in the accompanying prospectus.

Governing Law	The notes and the indenture will be governed by the laws of the State of New York.

Conflicts of Interest	Banc of America Securities LLC and Wells Fargo Securities, LLC may have conflicts of interest as defined in Financial Industry Regulatory Authority (“FINRA”) Rule 2720(f)(5)(C)(i), as they or their respective affiliates may be receiving 5% or more of the net offering proceeds if and to the extent we use such amounts to repay indebtedness outstanding under our revolving credit facility, under which they or their respective affiliates are lenders and/or agents. Consequently, this offering will be made in compliance with Rule 2720. No underwriter having a Rule 2720 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the prior written approval of the customer to which the account relates.

SUMMARY FINANCIAL DATA

The following sets forth our summary consolidated financial data as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the nine months ended September 30, 2009 and 2008. The financial data has been derived from our audited consolidated financial statements or our unaudited interim consolidated financial statements for the periods specified. In the opinion of management, the summary consolidated financial data as of and for the nine months ended September 30, 2009 and 2008 include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of operations for the interim periods presented. Financial results for the nine-month periods may not be indicative of financial results for the full year, and historical results of operations may not be indicative of results to be expected for any future period.

You should read this information in conjunction with our consolidated financial statements, the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes in our Annual Report on Form 10-K, filed on March 2, 2009 and as amended on Form 10-K/A filed on July 30, 2009, and our Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 2009, June 30, 2009 and September 30, 2009, each of which is incorporated herein by reference into this prospectus supplement and the accompanying prospectus.

	Nine Months
	Ended
	September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in thousands)

Income Statement Data:
Insurance premiums and fee income:
Core group employee benefit products	$1,013,438	$991,416	$1,332,376	$1,245,548	$1,093,992	$940,833	$786,927
Non-core group employee benefit products	6,219	6,300	10,647	22,044	30,134	20,329	14,129
Asset accumulation products	1,131	1,457	1,918	2,666	3,438	3,220	3,335
Other	31,988	28,919	39,949	33,903	29,014	25,829	23,686

	1,052,776	1,028,092	1,384,890	1,304,161	1,156,578	990,211	828,077
Net investment income	243,560	112,494	134,850	270,547	255,871	223,569	202,444
Net realized investment (losses) gains	(99,929)	(59,675)	(88,177)	(1,897)	(858)	9,003	15,460
Loss on redemption of junior subordinated deferrable interest debentures	—	(598)	(598)	(2,192)	—	—	—

Total revenue	1,196,407	1,080,313	1,430,965	1,570,619	1,411,591	1,222,783	1,045,981
Income from continuing operations	82,314	38,209	36,683	164,512	145,003	126,684	121,400
Net income	82,314	38,209	36,683	164,512	142,068	113,334	123,543

	September 30,		December 31,
	2009	2008	2008	2007	2006	2005	2004
	(Dollars in thousands)

Balance Sheet Data:
Total investments	$5,723,033	$4,766,470	$4,654,923	$4,987,868	$4,483,380	$3,912,604	$3,541,076
Total assets	6,951,882	5,938,909	5,953,873	6,094,810	5,670,475	5,276,170	4,829,467
Corporate debt	365,750	290,750	350,750	217,750	263,750	234,750	157,750
Junior subordinated debentures	175,000	175,000	175,000	175,000	—	—	—
Junior subordinated deferrable interest debentures underlying company-obligated mandatorily redeemable capital securities issued by unconsolidated subsidiaries	—	—	—	20,619	59,762	59,762	59,762
Shareholders’ equity	1,333,062	889,077	820,579	1,141,390	1,174,808	1,033,039	939,848
Corporate debt to total capitalization ratio	19.5%	21.5%	26.1%	14.0%	17.6%	17.7%	13.6%

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Nine Months
Ended
	September 30,		Year Ended December 31,
		2009(1)		2008(1)
	2009	Pro Forma	2008	Pro Forma	2007	2006	2005	2004

Ratio of earnings to fixed charges	4.60x		3.18x		8.28x	7.66x	8.62x	8.89x

(1)	The ratio of earnings to fixed charges for the year ended December 31, 2008 and nine months ended September 30, 2009 have been adjusted on a pro forma basis assuming the $ million principal amount of the notes being offered hereby were outstanding since January 1, 2008 and the use of proceeds were applied as set forth under “Use of Proceeds” on January 1, 2008.

For the purpose of computing the above ratios, earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus fixed charges. Fixed charges consist of interest expense and such portion of rental expense as is estimated to be representative of the interest factors in the leases, all on a pre-tax basis.

RISK FACTORS

Investing in our notes involves risks.  In deciding whether to invest in our notes, you should carefully consider the following risk factors and the risk factors included under the caption “Risk Factors” (or any similar caption) in the accompanying prospectus and in our Securities and Exchange Commission filings that are incorporated by reference in the accompanying prospectus, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in the accompanying prospectus. The risks and uncertainties described below, in the accompanying prospectus and under the caption “Risk Factors” (or any similar caption) in such Securities and Exchange Commission filings that are incorporated by reference herein are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our notes and your investment could decline.

Risks related to the notes

We are an insurance holding company that depends on the ability of our subsidiaries to pay dividends to us in order to service our indebtedness.

We act as a holding company for our insurance subsidiaries and do not have any significant operations of our own. Therefore, our ability to make payments in respect of our indebtedness and fund our other cash requirements depends in large part upon receipt of sufficient funds from our subsidiaries, as well as upon our financial resources and other sources of liquidity at the holding company level.

The payment of dividends and other distributions to us by each of our insurance subsidiaries is regulated by insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of ordinary dividends or other payments by our insurance subsidiaries to us if they determine that such payment could be adverse to policyholders or contractholders. See “Liquidity and Capital Resources” in Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations and “Regulation” in Part  I, Item 1 — Business in our most recent annual report on Form 10-K.

These limitation and restrictions could adversely affect our ability to meet our debt service obligations.

Your right to receive payments under the notes will be unsecured and will be effectively subordinated to any of our secured indebtedness and to all indebtedness and other liabilities of our subsidiaries.

The notes will be unsecured and therefore will be effectively subordinated to any secured debt we may incur to the extent of the assets securing such debt. In the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the notes. The terms of the indenture governing the notes will not contain restrictions or limitations on our ability to incur additional secured or unsecured debt.

In addition, the notes will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes, whether by dividends, distributions, loans or other payments. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding involving one or more of our subsidiaries, the assets of those subsidiaries will be available to us only after all policyholders and creditors of such subsidiaries have first been paid. In such a case, as a result of the application of the subsidiaries’ assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiaries that we own would be diminished and may be rendered worthless. Accordingly, we may not have sufficient funds to pay amounts due on all or any of the notes.

Our failure to comply with restrictive covenants contained in the indenture governing the notes or our current or future credit facilities and the indentures for our 2033 Senior Notes and our 2007 Junior Debentures could trigger prepayment obligations, which could adversely affect our business, financial condition and results of operations.

The indenture governing the notes will contain covenants that impose restrictions on us with respect to, among other things, the incurrence of liens on the capital stock of certain of our subsidiaries. In addition, our revolving credit facility requires us and/or certain of our subsidiaries to comply with certain covenants which restrict our ability to take certain actions. Our failure to comply with these covenants could result in an event of default under the indenture related to the notes being offered hereby or any other indenture or credit facility we may enter into in the future, which, if not cured or waived, could result in us being required to repay the notes and our 2033 Senior Notes, any notes issued in the future or any amounts outstanding under our revolving credit facility prior to maturity. As a result, our results of operations, liquidity and financial condition could be adversely affected which could have a material adverse effect on the price of, or our ability to repay our obligations under, the notes.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund capital expenditures will depend largely upon our future operating performance, including the operating performance of our subsidiaries. Our future performance may be significantly affected by general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future will depend on the satisfaction of the covenants in our revolving credit facility, our other debt agreements and other agreements we may enter into in the future. For example, we and our subsidiaries need to maintain certain financial ratios. We cannot assure you that we will generate sufficient cash flow from operations, including funds available to us from our subsidiaries, or that future borrowings will be available to us under our revolving credit facility or from other sources, in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs.

If an active market for the notes fails to develop or is not sustained, the trading price and liquidity of the notes could be materially adversely affected.

The notes are new securities for which there is currently no market. We do not intend to apply for listing of the notes on any securities exchange or automated quotation system. Although the underwriters have advised us that they currently intend to make a market in the notes after the completion of the offering, the underwriters are not obligated to do so, and any such market making activities may be discontinued at any time without notice. In addition, such market making activities will be subject to limits imposed by the Securities Act and the Exchange Act. We do not know if any market for the notes will develop, or that any such market will provide liquidity for holders of the notes. If a market for the notes were to develop, the notes could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, our operating results and the market for similar securities. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be materially adversely affected.

If a trading market does develop, various factors could adversely affect the market price of the notes.

The market price for the notes depends on many factors, including;

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of the industry. A negative change in our rating or a withdrawal of our rating will likely have an adverse effect on the price of the notes.

We may choose to redeem notes when prevailing interest rates are relatively low.

We may choose to redeem the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes.

Our credit ratings may not reflect all risks of an investment in the notes and there is no protection in the indenture for holders of the notes in the event of a ratings downgrade.

Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Actual or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact of risks related to the notes or market or other factors discussed in this prospectus supplement on the value of the notes. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of notes of any change in ratings and there is no requirement in the indenture to maintain the rating. Each agency’s rating should be evaluated independently of any other agency’s rating. A negative change in our rating or a withdrawal of our rating will likely have an adverse effect on the price of the notes.

The indenture will not limit the amount of indebtedness that we or our subsidiaries may incur or our ability to enter into certain change of control transactions nor require us to comply with any financial covenants.

Neither we nor any of our subsidiaries will be restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. At September 30, 2009, Delphi had $365.8 million of senior debt outstanding (excluding any obligations owed to trade creditors). If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, under the indenture we will not be restricted from paying dividends on or issuing or repurchasing our securities. Furthermore, the indenture will not contain any provisions restricting our or any of our subsidiaries’ ability to sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets), to enter into transactions with affiliates, to create liens (other than certain limitations on creating liens on the stock of certain subsidiaries) or enter into sale and leaseback transactions, or to create restrictions on the payment of dividends or other amounts to us from our subsidiaries. There will be no financial covenants in the indenture. There will be no protection under the indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect our ability to pay our obligations on the notes, except to the limited extent described in this prospectus supplement under “Description of Notes.”

FORWARD-LOOKING STATEMENTS

In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus and in any other statement made by, or on behalf of, the Company, whether in future filings with the Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or the negative of these terms or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or the negative of these terms or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to the Company’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in the Company’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of the Company and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

Our forward-looking statements speak only as of the date of the document in which they appear or as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our most recent annual report on Form 10-K (including any amendments thereto), our definitive proxy statement on Schedule 14A and any of our current reports on Form 10-Q, and 8-K incorporated by reference in the accompanying prospectus or any amendments thereto, as well as in any free writing prospectus we may deliver in connection with the offering of the notes offered hereby, including in any “Risk Factors” section.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the notes to be approximately $      after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including the repayment of corporate debt, which may include the repayment of debt outstanding under our revolving credit facility.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2009:

•	On an actual basis; and

•	on an as-adjusted basis to give effect to (a) our sale of $ million aggregate principal amount of notes offered hereby and (b) the repayment of $ million of borrowings under our revolving credit facility.

	As of September 30, 2009
	Actual		As Adjusted
	(Dollars in thousands)

Corporate debt	365,750	(1)
Junior subordinated debentures	175,000			175,000
Notes offered hereby	—

Total debt	540,750
Total stockholders’ equity	1,333,062			1,333,062

Total capitalization	$1,873,812		$

(1)	Includes $222.0 million of borrowings outstanding under our revolving credit facility as of September 30, 2009 and $143.8 million outstanding under our 2033 Senior Notes. As of September 30, 2009 we had $128.0 million of borrowings available under our revolving credit facility.

DESCRIPTION OF NOTES

We will issue the notes under an indenture dated January   , 2010, as supplemented by a supplemental indenture dated January   , 2010, between us and U.S. Bank National Association, as trustee, referred to in this prospectus supplement and in the accompanying prospectus as the “senior indenture.” The senior indenture contains the full legal text relating to the matters described in this section. This section summarizes material terms of the senior indenture, where applicable, and the notes. It does not, however, describe every aspect of the senior indenture and the notes. For example, in this section, we use terms that have been given special meaning in the senior indenture, but we describe the meaning for only certain of those principal terms. We will include the senior indenture as an exhibit to the registration statement.

The following description of the particular terms of the notes offered in this prospectus supplement, referred to in the accompanying prospectus as “senior debt securities,” supplements and, to the extent they are inconsistent with one another, replaces the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus.

General

The notes will be limited to $      million aggregate principal amount. We will issue the notes in registered form of $2,000 each or integral multiples of $1,000 in excess thereof. The notes will mature on January   ,     . Payment of principal of, and interest on, the notes will be made in U.S. dollars.

Interest on the notes accrues at a rate of     % per annum from the date of original issuance (or, if later, from the most recent date to which interest on the notes has been paid or made available for payment) until the principal of the notes is paid or made available for payment, payable semi-annually on           and           of each year or, if such day is not a business day, on the next succeeding business day, commencing on          , 2010. We will make each interest payment in cash to the holders of record of the notes at the close of business on each           and           immediately preceding the interest payment date, whether or not such day is a business day. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Issuances

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of this series of notes under the senior indenture and issue such increased principal amount of notes (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance, the issue price and, under certain circumstances, the initial date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes offered hereby; provided that if such additional notes are not fungible with the original notes for United States federal income tax purposes, such additional notes will have a separate CUSIP number.

We may not reissue a note that has matured or been redeemed or otherwise been cancelled.

The notes will be payable both as to principal and interest on presentation, if in certificated form, at the offices or agencies we maintain for such purpose in the Borough of Manhattan, The City of New York or, at our option, payment of interest may be made by check mailed or delivered to the holders of the notes at their respective addresses set forth in the register of holders of notes or by wire transfer of immediately available funds to an account previously specified in writing by the holder to us and the trustee. Payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

All moneys we pay to a paying agent of the trustee for the payment of principal of, or any premium, interest or additional amounts on, a note which remains unclaimed at the end of two years will be repaid to us, and the holder of the note may then look only to us for payment. The trustee will act as paying agent for the notes.

Ranking

The notes will be unsecured and unsubordinated indebtedness of ours and will rank equally with our other unsecured and unsubordinated indebtedness. As of September 30, 2009, Delphi had $365.8 million of senior unsecured indebtedness (excluding any obligations owed to trade creditors), including $143.8 million in principal amount of our 2033 Senior Notes and outstanding borrowings of $222.0 million under our $350.0 million revolving credit facility, under which $128.0 million of borrowings remained available as of September 30, 2009. The senior indenture will not contain any covenant or provision that affords holders of the notes protection in the event that we enter into a highly leveraged transaction in which we borrow a substantial amount of the monetary requirements for such transaction. Holders of the notes offered hereby would not have any right to require us to repurchase the notes in the event that the credit rating of the notes declined as a result of our involvement in a takeover, recapitalization, similar restructuring or otherwise.

Our subsidiaries will not be obligated under, or provide any guarantees with respect to, the notes. The senior indenture will not limit the ability of our subsidiaries to incur debt in the future. Our right to participate in the assets of any subsidiary (and thus the ability of holders of the notes to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including policyholders and trade creditors, of that subsidiary. Accordingly, the notes will be structurally subordinated to creditors, including policyholders and trade creditors, of our subsidiaries with respect to the assets of the subsidiaries. In addition, many of our subsidiaries are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including the notes. As of September 30, 2009, our subsidiaries had indebtedness and other liabilities, including any prior claims of creditors (including policyholders and trade creditors), of approximately $5.0 billion, all of which would be structurally senior to the notes offered hereby. See Risk Factors — “The indenture will not limit the amount of indebtedness that we or our subsidiaries may incur or our ability to enter into certain change of control transactions nor require us to comply with any financial covenants” on page S-9 of this prospectus supplement.

The notes will not be secured by any collateral. The notes and the senior indenture will not restrict us and our subsidiaries from incurring additional secured and unsecured debt. As of September 30, 2009, Delphi had no outstanding secured debt. In the event we were to issue secured indebtedness, holders of such secured debt would have claims on the assets securing any such indebtedness prior to the holders of the notes.

Redemption of Notes at Our Option

The notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes then outstanding to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date:

•	the yield to maturity, under the heading which represents the average for the calendar week immediately preceding the date of calculation, as compiled and published in the most recently published statistical release designated “H.15(519)” that has become publicly available for at least three business days prior to such redemption date, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest one-twelfth of a year); or

•	if such release (or any successor release) is not published during the week immediately preceding the date of calculation or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life.

“Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Banc of America Securities LLC or Wells Fargo Securities, LLC, as specified by us, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (1) Banc of America Securities LLC and a primary treasury dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), we will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by us after consultation with the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will mail a notice of redemption to each holder of notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called for redemption by such method as the trustee deems fair and appropriate.

Book-entry owners should consult their banks or brokers for information on how they will receive notices.

Events of Default and Remedies

With respect to the notes, each of the following events is defined as an “event of default”:

•	default in payment of the principal amount or redemption price with respect to any note when it becomes due and payable;

•	default in payment of any accrued and unpaid interest with respect to any note which default continues for 60 days;

•	certain events of bankruptcy, insolvency or reorganization;

•	failure by us to pay principal at maturity with respect to a different series of debt securities issued under the senior indenture, the indenture relating to the 2033 Senior Notes or the indenture relating to the 2007 Junior Debentures, or our obligation to repay such other series of debt securities is accelerated, unless such repayment is discharged or the acceleration is cured, waived, rescinded or annulled within 10 days of our receipt of a notice of default from either the trustee or holders of 25% of the principal amount of such series of debt securities, the 2033 Senior Notes or the 2007 Junior Debentures; or

•	default by us in the performance, or breach, of any other covenant or warranty in the notes or the senior indenture (other than a default in the performance or breach of a covenant or warranty that has expressly been included in the senior indenture solely for the benefit of securities other than the notes) that continues for 60 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes issued under the senior indenture.

Except as specified, an event of default for a particular series of debt securities we issued does not necessarily constitute an event of default for any other series of debt securities we issued. The trustee may withhold notice to the holders of the notes of any default (except in the payment of principal or interest) if the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the notes. If an event of default occurs, either the trustee or the holders of at least 25% of the principal amount of the outstanding notes issued under the senior indenture (or, in the case of an event of default described in the fourth bullet of the immediately preceding paragraph, the outstanding securities of all series issued under the senior indenture and affected by such event of default) may declare the principal amount of the notes plus the accrued but unpaid interest on the notes through the date of such declaration to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the principal amount of the outstanding notes issued under the senior indenture can void the declaration with respect to the notes. These conditions include the requirements that we have paid or deposited with the trustee a sum sufficient to pay all overdue interest (including, to the extent lawful, any interest on overdue installments of interest) payments and principal on the notes and all amounts due to the trustee and that all other events of default, if any, have been cured or waived. If an event of default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding notes plus the accrued but unpaid interest on the notes through the date of such event will become immediately due and payable without any declaration or other act on the part of either trustee or any holder.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the senior indenture, and to use the same degree of care and skill in doing so, that a prudent person would exercise or use in that situation in conducting his or her own affairs.

Depending on the terms of our indebtedness, an event of default under the senior indenture may cause a cross default on our other indebtedness. Other than its duties in the case of default, the trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request, order or direction of any holder of the notes or group of holders of the notes unless such holders offer the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, order or direction. If such holders provide such indemnification, the holders of a majority of the principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for such series of debt securities. The holders of a majority of the principal amount outstanding of any series or all series of debt securities, as applicable, may waive any past default under the senior indenture on behalf of all holders of such series or all series, respectively, except in the case of a payment of principal or interest default or a default in respect of a covenant or provision an amendment of which will require the consent of the holder of each outstanding securities affected. We are required to provide to the trustee an annual statement reflecting the performance of our obligations under the senior indenture and any statement of default, if applicable.

The right of a holder to institute a proceeding with respect to the senior indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the debt securities of any series on the respective stated maturities, as defined in the senior indenture, and to institute suit for the enforcement of these rights.

Book-entry owners of the notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or void an acceleration of the stated maturity of the notes.

Covenants

Under the senior indenture, we will:

•	pay the principal, interest and any premium on the notes when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year regarding compliance with our obligations under the senior indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium on the notes.

Limitation on Liens

In addition, so long as any notes are outstanding, neither we nor any of our restricted subsidiaries will be permitted to use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless all of the notes are secured to the same extent as and for so long as that debt or other obligation is so secured. This restriction will not apply to liens existing at the time a corporation or other entity becomes our restricted subsidiary or any renewal or extension of any such existing lien and will not apply to liens on shares of subsidiaries that are not “restricted subsidiaries.”

To qualify as our “subsidiary,” as defined in the senior indenture, we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock or other voting equity interest of the relevant entity. The senior indenture will define voting stock as any class or classes of stock that ordinarily has voting power for the election of directors (or similar governing body in the case of an entity other than a corporation), whether at all times or only so long as no senior class of stock or other equity interest has such voting power by reason of any contingency.

Our “restricted subsidiaries” include any present or future subsidiary of Delphi, the consolidated total assets of which constitute at least 15% of our total consolidated assets; and any successor to any such subsidiary.

We may omit to comply with our agreements described under this “— Limitation on Liens” subsection if the holders of a majority in principal amount of the outstanding notes either waive our compliance in such instance or generally waive compliance with such agreements.

The senior indenture will not contain any provisions that will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The senior indenture will not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the senior indenture will not contain any provision that would require that we repurchase, redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us which may adversely affect the creditworthiness of the notes.

We will not be required pursuant to the senior indenture to repurchase the notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any restricted subsidiary (or of any subsidiary having any direct or indirect control of any restricted subsidiary). Further, the senior indenture will not provide for any restrictions on our use of such proceeds.

Modification

We and the trustee may enter into supplemental indentures that add, change or eliminate provisions of the senior indenture or modify the rights of the holders of all series of securities issued under the senior indenture and affected by such supplemental indenture with the consent of the holders of at least a majority in principal amount of such series of securities then outstanding. However, the senior indenture may not be modified or amended to:

•	change the stated maturity (i.e., the day on which the relevant payment is scheduled to become due) of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of any debt security;

•	reduce the rate of interest on any debt security;

•	reduce any additional amounts payable on any debt security;

•	reduce any premium payable upon the redemption of any debt security;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of its maturity under the terms of the senior indenture;

•	change the currency of payment of principal of or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for the supplemental indenture;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the senior indenture or certain defaults under the senior indenture and their consequences; or

•	modify any of the provisions relating to supplemental indentures, control by holders of certain proceedings or waiver of certain covenants, except to increase the percentage in principal amount of the outstanding debt securities of a series required for the consent of holders to approve a supplemental indenture or a waiver of a past default or compliance with certain covenants or to provide that certain other provisions of the senior indenture cannot be modified or waived without the consent of the holder of each outstanding debt security that would be affected by such a modification or waiver, in each case, without the consent of the holders of each of the debt securities affected by that modification or amendment.

A supplemental indenture that changes or eliminates any covenant or other provision of the senior indenture which has expressly been included solely for the benefit of the notes, or which modifies the rights of the holders of the notes with respect to any such covenant or other provision, will be deemed not to affect the rights under the senior indenture of the holders of securities of any other series issued under the senior indenture.

Notwithstanding the foregoing, we and the trustee may enter into supplemental indentures for any of the following purposes without the consent of any holders of the notes:

•	to cure any ambiguity, omission, defect or inconsistency under the senior indenture;

•	to make any modifications or amendments to the senior indenture that do not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the notes in any material respect;

•	to provide for the assumption of Delphi’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer as permitted by and in compliance with the senior indenture;

•	to provide any security for or guarantees of the notes;

•	to add events of default with respect to the notes;

•	to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us by the senior indenture;

•	to make any change necessary for the registration of the notes under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the senior indenture under the Trust Indenture Act of 1939, provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the notes in any material respect;

•	to add to or change any of the provisions of the senior indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the senior indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•	to establish the form or terms of notes of any series; or

•	to evidence and provide for the acceptance of appointment by a successor trustee under the senior indenture with respect to the notes of one or more series and to add to or change any of the provisions of the senior indenture as shall be necessary to provide for or facilitate the administration of the trusts under the senior indenture by more than one trustee pursuant to the requirements of the senior indenture.

Book-entry owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the senior indenture or the notes or request a waiver.

Consolidation, Merger and Sale of Assets

The senior indenture will generally permit a consolidation or merger between us and another company. The senior indenture will also permit us to sell all or substantially all of our property and assets. If this happens, the surviving or acquiring company will assume all of our responsibilities and liabilities under the senior indenture, including the payment of all amounts due on the notes and the performance of the covenants in the senior indenture. We will only consolidate or merge with or into any other company or sell all, or substantially all, of our assets according to the terms and conditions of the senior indenture. The surviving or acquiring company will be substituted for us in the senior indenture with the same effect as if it had been an original party to the senior indenture.

If the steps described above are taken with respect to a consolidation, merger or sale of all or substantially all of our assets, we will not need to obtain the approval of the holders of the notes in order to engage in such transaction. Also, these steps will be required to be taken only if we wish to merge into or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to take these steps if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change in control of Delphi but in which we do not merge into or consolidate with another entity and any transaction in which we sell less than substantially all our assets.

Thereafter, the successor company may exercise our rights and powers under the senior indenture, in our name or in its own name. Any act or proceeding our board of directors or any of our officers are required or permitted to do under the senior indenture may be done by the board of directors or officers of the successor company. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under the senior indenture and under the notes.

Defeasance and Covenant Defeasance; No Sinking Fund

As set forth and subject to the conditions described below, at any time we may terminate all of our obligations under the notes and the senior indenture (“legal defeasance”), except for certain obligations (including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes). In addition, subject to the conditions described below, at any time we may terminate our obligations under the covenants described under “— Covenants” and “— Limitation on Liens” (“covenant defeasance”).

If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect to the notes. In such a case, the holders of the notes would have to rely solely on the trust deposit for payments on the notes, and would not be able to look to us for payment in the event of any shortfall.

If we exercise our covenant defeasance option, payment of the notes may not be accelerated because the cross acceleration provision described under “— Events of Default and Remedies” or as a result of our failure to comply with the covenants described under “— Covenants” and “— Limitation on Liens.” In such a case, the holders of the notes can still look to us for repayment of the notes in the event of any shortfall in the trust deposit. The holders of the notes should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and the notes became immediately due and payable, there may be a shortfall. Depending on the event causing the default, the holders of the notes may not be able to obtain payment of the shortfall.

The legal defeasance option or the covenant defeasance option may be exercised only if, among other things, the following conditions are satisfied:

•	We must deposit in trust for the benefit of all holders of the notes a combination of money and U.S. government obligations that will generate, in the opinion of a nationally recognized firm of independent public accountants, enough cash to make interest, principal and any other payments on the notes on their various due dates.

•	In the case of legal defeasance, we must deliver a legal opinion of our counsel, and such opinion must refer to and be based upon a letter ruling of the IRS, received by us, a “Revenue Ruling” published by the IRS or a change in applicable United States federal income tax law occurring after the date of the senior indenture confirming that we are permitted to make the above deposit without causing the holders of the notes to be taxed on the notes any differently than if we did not make the deposit. Under current United States federal income tax law, the deposit and our legal release from the notes would be treated as though we took back the notes and gave the holders of the notes their share of the cash and U.S. government obligations deposited in trust. In that event, the holders could be required to recognize gain or loss on the notes.

•	In the case of covenant defeasance, we must deliver to the trustee a legal opinion of our counsel confirming that under current United States federal income tax law we may make the above deposit without causing the holders of the notes to be taxed on the notes any differently than if we did not make the deposit.

The notes will not be subject to any sinking fund.

Form, Exchange, Registration and Transfer

The notes will be issued in registered form. The notes may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency we maintain for such purposes without the payment of any service charge except for any tax or governmental charge. The registered securities to be transferred must be duly endorsed or accompanied by a written instrument of transfer, in a form satisfactory to us and the security registrar.

Governing Law

The senior indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Book-Entry System for Notes

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global notes, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global notes.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and FINRA. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

As long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all notes represented by these global notes for all purposes under the notes and the senior indenture governing the notes. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:

•	will not be entitled to have the notes represented by these global notes registered in their names, and

•	will not be considered to be owners or holders of the global notes or any notes represented by these global notes for any purpose under the notes or the senior indenture.

All payments on the notes represented by the global notes and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Relationship with the Trustee

U.S. Bank National Association will be the trustee under the senior indenture. The trustee under the senior indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee will act on your behalf, which we described above under “— Event of Default and Remedies”.

•	Second, the trustee will perform administrative duties for us, such as sending you interest payments and notices.

Subject to the provisions of the Trust Indenture Act of 1939, as amended, the trustee is under no obligation to exercise any of its powers vested in it by the senior indenture at the request of any holder of the notes unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities which might result. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties if the trustee reasonably believes that it is not reasonably assured of repayment or indemnity satisfactory to it. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates.

The trustee may resign or be removed with respect to one or more series of debt securities under the senior indenture, and a successor trustee may be appointed to act with respect to such series.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain United States federal income tax consequences to a holder with respect to the purchase, beneficial ownership and disposition of the notes. This summary is limited to holders who will hold the notes as “capital assets,” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and who acquire the notes in this offering at the initial offering price. This summary does not address the United States federal income tax consequences to investors subject to special treatment under the United States federal income tax laws, such as dealers in securities or foreign currency, tax exempt entities, banks, thrifts, insurance companies, retirement plans, regulated investment companies, traders in securities that elect to apply a mark-to-market method of accounting, persons that hold the notes as part of a “straddle,” a “hedge,” a “conversion transaction” or other integrated transaction, holders subject to the alternative minimum tax, partnerships or other pass-through entities (or investors in such entities), certain financial institutions, expatriates and former citizens or long-term residents of the United States and United States Holders (as defined below) that have a “functional currency” other than the U.S. dollar, all within the meaning of the Code. In addition, this summary does not describe United States federal gift or estate tax consequences or any tax consequences arising under the tax laws of any state, local or foreign jurisdiction.

The federal income tax considerations described below are based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

As used herein, “United States Holders” are beneficial owners of the notes, that are, for United States federal income tax purposes:

•	individuals who are citizens or residents of the United States;

•	corporations or other entities taxable as corporations created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia;

•	estates, the income of which is subject to United States federal income taxation regardless of its source; or

•	trusts if (i) (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date, and validly elected to continue to be so treated.

As used herein, a “non-United States Holder” is a beneficial owner of the notes that is an individual, corporation, estate or trust for United States federal income tax purposes and is not a United States Holder.

If any entity taxable as a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

Taxation of United States Holders

Taxation of Interest

Interest on the notes will be taxable to United States Holders as ordinary interest income as the interest accrues or is paid, in accordance with the holder’s regular method of tax accounting.

Sale, Exchange, Retirement or Redemption of the Notes

Upon the disposition of a note by sale, exchange, retirement or redemption, a United States Holder will generally recognize gain or loss equal to the difference between (1) the amount realized on the disposition of the note (other than amounts attributable to accrued and unpaid interest on the note, which will be treated as ordinary interest income for federal income tax purposes if not previously included in income) and (2) the United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such United States Holder.

Gain or loss from the taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note was held by the United States Holder for more than one year at the time of the disposition. For non-corporate holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the notes unless the United States Holder establishes an exemption from the information reporting rules. A United States Holder that does not establish such an exemption may be subject to U.S. backup withholding (currently at a rate of 28%) on these payments if the holder fails to provide its taxpayer identification number or to certify its exemption from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder of the Notes will be allowed as a refund or a credit against such holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Taxation of Non-United States Holders

For purposes of the following discussion, interest and gain on the sale, exchange or other disposition (including a retirement or redemption) of a note will be considered “U.S. trade or business income” if the income or gain is effectively connected with the conduct of a U.S. trade or business.

Taxation of Interest

Interest income will qualify for the “portfolio interest” exception, and therefore will not be subject to United States withholding tax, if:

•	the interest income is not “U.S. trade or business income” of the non-United States Holder;

•	the non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of Delphi’s stock entitled to vote;

•	the non-United States Holder is not, for United States federal income tax purposes, a controlled foreign corporation that is related to Delphi;

•	the non-United States Holder is not a bank which acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	either (A) the non-United States Holder certifies, under penalty of perjury, to Delphi or Delphi’s agent that it is not a U.S. person and such non-United States Holder provides its name, address and certain other information on a properly executed IRS Form W-8BEN (or an applicable substitute form), or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the note on behalf of the beneficial owner and provides a statement to Delphi or Delphi’s agent signed under the penalties of perjury in which the organization, bank or financial institution certifies that IRS Form W-8BEN or a suitable substitute has been received by it from the non-United States Holder or from another financial institution entity on behalf of the non-United States Holder and furnishes Delphi or Delphi’s agent with a copy.

If a non-United States Holder cannot satisfy the requirements for the portfolio interest exception as described above, the gross amount of payments of interest to such non-United States Holder that is not “U.S. trade or business income” will be subject to United States federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will not be subject to United States federal withholding tax but will be taxed on a net income basis in generally the same manner as a United States Holder (unless an applicable income tax treaty provides otherwise), and if the non-United States Holder is a foreign corporation, such U.S. trade or business income may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such interest, or a lower rate provided by an applicable treaty. In order to claim the benefit provided by a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, a non-United States Holder must provide either:

•	a properly executed IRS Form W-8BEN (or suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty; or

•	a properly executed IRS Form W-8ECI (or suitable substitute form) stating that interest paid on the note is not subject to withholding tax because it is “U.S. trade or business income.”

Sale, Exchange, Retirement or Redemption of Notes

Subject to the discussion of backup withholding below, generally, a non-United States Holder will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, retirement or redemption of a note unless:

•	the gain is “U.S. trade or business income;” or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition of the note is made and certain other requirements are met.

A holder described in the first bullet point above will be required to pay United States federal income tax on the net gain derived from the sale in the same manner as a United States Holder, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain, or a lower rate provided by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

Where required, information will be reported annually to each non-United States Holder as well as the IRS regarding any interest that is either subject to withholding or exempt from United States withholding tax pursuant to a tax treaty or to the portfolio interest exception. Copies of these information returns may also be made available to the tax authorities of the country in which the non-United States Holder resides under the provisions of a specific treaty or agreement.

Under the backup withholding provisions of the Code and the applicable Treasury regulations, a non-United States Holder of notes may be subject to backup withholding at a rate currently equal to 28% with respect to interest paid on the notes. However, the regulations provide that payments of interest to a non-United States Holder will not be subject to backup withholding and related information reporting if the non-United States Holder certifies its non-U.S. status under penalties of perjury or satisfies the requirements of an otherwise established exemption.

The payment of the proceeds from the disposition (including a retirement or redemption) of notes to or through the U.S. office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the non-United States Holder certifies its non-U.S. status under penalty of perjury or satisfies the requirements of an otherwise established exemption.

The payment of the proceeds from the disposition of a note to or through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States will not be subject to information reporting or backup withholding. When a non-United States Holder receives a payment of proceeds from the disposition of notes either to or through a non- U.S. office of a broker that is either a U.S. person or a person who has certain enumerated relationships with the United States, the regulations require information reporting (but not backup withholding) on the payment, unless the broker has documentary evidence in its files that the non-United States Holder is not a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Proposed Legislation

The Obama administration and members of Congress have made proposals that, if enacted in their current form, would substantially revise some of the rules discussed above, including with respect to certification requirements and information reporting. In the event of non-compliance with the revised certification requirements, withholding tax could be imposed on payments to United States Holders that own notes through foreign accounts or foreign intermediaries or certain non-United States Holders of interest or proceeds from a disposition (including a retirement or redemption). It cannot be predicted whether, or in what form, these proposals will be enacted. Prospective investors should consult their own tax advisors regarding these proposals.

UNDERWRITING

Banc of America Securities LLC and Wells Fargo Securities, LLC are acting as underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the notes set forth opposite its name below.

Principal
Underwriters	Amount of Notes

Banc of America Securities LLC	$
Wells Fargo Securities, LLC

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes. After the initial offering, the public offering price and other selling terms of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflict of Interest

Banc of America Securities LLC and Wells Fargo Securities, LLC may have conflicts of interest as defined in FINRA Rule 2720(f)(5)(C)(i), as they or their respective affiliates may be receiving 5% or more of the net offering proceeds if and to the extent we use such amounts to repay indebtedness outstanding under our revolving credit facility, under which they or their respective affiliates are lenders and/or agents. Consequently, this offering will be made in compliance with Rule 2720. No underwriter having a Rule 2720 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the prior written approval of the customer to which the account relates.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received and may continue to receive customary fees and commissions.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State may not be made other than:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Bank of America Securities LLC and Wells Fargo Securities, LLC; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us, Bank of America Securities LLC or Wells Fargo Securities, LLC to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter (i) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) must comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom

LEGAL MATTERS

Cahill Gordon & Reindel LLP, New York, New York, Chad W. Coulter, General Counsel of the Company and Jeffrey Otto, Esq., General Counsel of Safety National Casualty Corporation, will pass upon certain legal matters relating to the notes offered hereby on our behalf. Sidley Austin LLP will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of Delphi Financial Group, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2008 (including the schedules included therein) as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on July 30, 2009 and the effectiveness of Delphi Financial Group, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, which are incorporated by reference in the accompanying prospectus. Such consolidated financial statements are incorporated by reference in the accompanying prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Delphi Financial Group, Inc.

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Warrants, Purchase Contracts, Units and Subscription Rights

From time to time, we may offer and sell the securities listed above, including units consisting of any two or more of such securities, in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of other persons.

This prospectus describes general terms that may apply to these securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus, one or more post-effective amendments to the registration statement of which this prospectus is a part or in documents incorporated by reference into this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer our securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any documents incorporated by reference into this prospectus carefully before you invest.

We may offer and sell these securities on a continuous or delayed basis directly, to or through agents, dealers, underwriters or directly to purchasers, as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our respective securities also will be set forth in the applicable prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG.”

Investing in our securities involves risks. See the “Risk Factors” beginning on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “Commission”) in accordance with General Instruction I.D. of Form S-3, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities identified in this prospectus. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in the prospectus, you should rely on information set forth in the prospectus supplement. The rules of the Commission allow Delphi to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The information is further described under the heading “Information Incorporated by Reference”.

You should read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or a solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus or any applicable prospectus supplement is only correct as of their respective dates or the date of the document in which incorporated information appears. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and the “Company” refer to Delphi Financial Group, Inc. and its subsidiaries, collectively, and “Delphi” refers to Delphi Financial Group, Inc. only and not any of its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such filings are available to the public from the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of any such document at prescribed rates by writing to the Public Reference Section of the Commission at that address. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. You may also inspect the information that we file at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005. Information about Delphi, including our filings with the Commission, is also available on our website at www.delphifin.com.

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT PART OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to incorporate by reference the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus or the applicable prospectus supplement is automatically updated and superseded if information contained in this prospectus or any applicable prospectus supplement, or information that we later file with the Commission, modifies or replaces that information. Any statement made in this prospectus or any applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We incorporate by reference the following documents we filed, excluding any information contained therein or attached as exhibits thereto which has been furnished but not filed, with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 28, 2008; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed on May 12, 2008; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, filed on August 8, 2008; and

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed on November 10, 2008; and

•	Our Current Reports on Form 8-K filed on April 4, May 13 and August 18, 2008; and

•	The portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the Commission under the Exchange Act (filing date April 10, 2008; File No. 001-11462).

Any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and to form a part of this prospectus from the date of filing such documents. These documents may include annual, quarterly and current reports, as well as proxy statements. We are not incorporating in any case any document or information contained therein that has been “furnished” to the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other information “furnished” to, but not filed with, the Commission.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, tel. (302) 478-5142.

EXPERTS

The consolidated financial statements of Delphi Financial Group, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2007 (including the schedules included therein) and the effectiveness of Delphi Financial Group, Inc.’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the Commission that are incorporated by reference in this prospectus and, if applicable, in any accompanying prospectus supplement used in connection with an offering of our securities before making an investment decision. Additional risks, including those that relate to any particular securities we offer, may be included in the applicable prospectus supplement or free writing prospectus which we have authorized, or which may be incorporated by reference into this prospectus or such prospectus supplement.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we intend to use the net proceeds from the sale of any of the securities offered by us for general corporate purposes, which may include, among other things, repayment of indebtedness or acquisitions. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Fiscal Quarter Ended
	September 30,			Year Ended December 31,
	2008	2007		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges	N/A	9.86	x	8.28	x	7.66	x	8.62	x	8.89	x	7.75x

For the purpose of computing the above ratios, earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus fixed charges. Fixed charges consist of interest expense and such portion of rental expense as is estimated to be representative of the interest factors in the leases, all on a pre-tax basis.

Because we had no Preferred Stock outstanding during any of the periods presented, the ratio of earnings to combined fixed charges and Preferred Stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented and is not disclosed separately.

DELPHI FINANCIAL GROUP, INC.

Delphi Financial Group, Inc. is an integrated employee benefit services company. We are a leader in managing all aspects of employee absence to enhance the productivity of our clients and provide the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Our asset accumulation business emphasizes individual annuity products. Delphi’s Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG” and its corporate website address is www.delphifin.com.

THE INFORMATION CONTAINED IN OUR WEBSITE IS NOT PART OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this prospectus and in any other statement made by, or on behalf of, the Company, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or the negative of these terms or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond the Company’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to the Company’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in the Company’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of the Company and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K or amendments thereto, as well as in any other prospectus supplement relating to an offering of securities, including in any “Risk Factors” section.

GENERAL DESCRIPTION OF OFFERED SECURITIES

Delphi may offer from time to time under this prospectus, separately or together:

•	unsecured senior or subordinated debt securities,

•	Class A Common Stock,

•	Preferred Stock,

•	depositary shares,

•	warrants to purchase debt securities, Class A Common Stock, Preferred Stock, depositary shares, purchase contracts, subscription rights or units,

•	purchase contracts for debt securities, Class A Common Stock, Preferred Stock, depositary shares warrants, subscription rights or units,

•	units, and

•	subscription rights to purchase any of the above securities.

DESCRIPTION OF DEBT SECURITIES

General

Delphi may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act of 1939. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. In addition, certain indentures under which we can issue debt securities have been incorporated by reference as exhibits to this registration statement, including our junior subordinated debt securities, which are outstanding as of the date of this prospectus. The form of senior indenture and the form of subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited, and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities, including if we issue additional securities under any of our existing indentures.

Terms

The debt securities will be our unsecured obligations.

The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined below under the heading “Ranking of Debt Securities”.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into shares of Class A Common Stock or Preferred Stock or the method by which any such portion shall be determined;

(4) if convertible into Class A Common Stock or Preferred Stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Class A Common Stock or Preferred Stock for purposes of conversion;

(5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such date or dates may be extended;

(6) the rate(s) (which may be fixed or floating) at which such debt securities will bear interest, if any, or the method by which such rate or rates shall be determined,;

(7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

(9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part;

(10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to any such obligations;

(11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14) any provisions granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18) if exchangeable into another series of debt securities, the terms on which such debt securities are exchangeable; and

(19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

If the applicable prospectus supplement provides, the debt securities may be issued at a discount from their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

The terms of the debt securities may allow all or a portion of an installment of interest to be paid, for all or a part of the period of time such series of debt securities is outstanding, through the issuance of additional debt securities of such series in lieu of cash in satisfaction of the interest payment due, in accordance with the terms of the applicable indenture. The terms of such series of debt securities will be set forth in the prospectus supplement relating thereto.

The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities and will contain information with respect to any deletions from, modifications of or additions to the events of default described below, including any addition of a provision providing event risk or similar protection. Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change in control.

Denomination, Interest, Registration and Transfer

We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•	will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Ranking of Debt Securities

General

We currently conduct substantially all of our operations through our subsidiaries, and our subsidiaries currently generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Regulatory restrictions, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. In addition, the debt securities will be effectively subordinated to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all our secured obligations to the extent of the value of the assets securing such obligations; and

•	be effectively subordinated to all of our subsidiaries’ indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment shall be duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf shall:

(1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2) acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due, there must be 180 days in any 360-day period during which no blockage period is in effect and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

The subordinated indentures will not restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“Senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2) all of our capital lease obligations;

(3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

(7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge

Under the terms of the applicable indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

(2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

(2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3) we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

(2) reduce the principal amount of, or the rate of interest on, the debt securities;

(3) change the currency of payment of principal of or interest on the debt securities;

(4) modify the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

(8) in the case of any subordinated indenture, modify the subordination provisions thereof in any manner adverse to the holders of subordinated debt securities of any series then outstanding; or

(9) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into Class A Common Stock or Preferred Stock in accordance with the provisions of the applicable indenture.

Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

(2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any change that does not, in the good faith opinion of our Board of Directors (as used herein the term “Board of Directors” includes any duly authorized committee thereof) and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

•	to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the Commission in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of our Board of Directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trust under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

The following events are “events of default” with respect to any series of debt securities issued under the applicable indenture:

(1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

(3) certain events of bankruptcy, insolvency or reorganization with respect to us.

Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

The trustee under the applicable indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee annually as to whether any default exists.

If an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities, shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series as to which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities of any series will be convertible into Class A Common Stock or Preferred Stock or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

The Trustee

A trustee will be named under each indenture to act in such capacity in connection with each series of debt securities. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Further Information

The descriptions of any indentures in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the debt securities. For more information, please review the form of the relevant agreements, which are filed or will be filed with the Commission promptly after the offering of debt securities and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF COMMON STOCK

The following description of the common stock of Delphi does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete description thereof set forth in the following documents: (i) Delphi’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”); and (ii) its Amended and Restated By-Laws, as amended, which documents have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Delphi is authorized to issue 150,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock (the Class A Common Stock and Class B Common Stock shall be referred to collectively herein as the “common stock”) and 50,000,000 shares of preferred stock (“Preferred Stock”), each with a par value $0.01 per share. As of October 31, 2008, there were 41,185,216 shares of Class A Common Stock and 5,753,833 shares of Class B Common Stock outstanding. There are no shares of Preferred Stock outstanding.

American Stock Transfer and Trust Company is the Transfer Agent for the common stock. The Class A Common Stock is listed on the New York Stock Exchange under the symbol “DFG”.

Class A Common Stock and Class B Common Stock

General. All currently outstanding shares of Class A Common Stock and Class B Common Stock are, and all shares of Class A Common Stock sold pursuant to an applicable prospectus supplement will be, fully paid and nonassessable. The holders of the Class A Common Stock and Class B Common Stock do not have any preemptive rights to subscribe for or purchase any additional securities issued by Delphi. Cumulative voting is not permitted by holders of either the Class A Common Stock or Class B Common Stock. The shares of common stock are not convertible into other securities, except that the Class B Common Stock is convertible into Class A Common Stock as described below under “— Conversion.” No sinking fund or redemption provisions are applicable to the Class A Common Stock or the Class B Common Stock.

Voting. Each share of Class A Common Stock entitles the holder thereof to one vote per share. Each share of Class B Common Stock entitles the holder thereof to a number of votes per share equal to the lesser of (1) the number of votes (with each share of Class B Common Stock having the same number of votes as each other share of Class B Common Stock) such that the aggregate of all outstanding shares of Class B Common Stock are entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (2) ten votes. As a consequence of clause (1) of the preceding sentence, a share of Class B Common Stock may have a number of votes that is not a whole number, in which event the holder of a share of Class B Common Stock will nonetheless be entitled to vote whatever fractional voting interest may result from such calculation, without rounding. Except as may otherwise be required by applicable law, proposals submitted to a vote of shareholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class (subject to any voting rights which may be granted to holders of Preferred Stock), except that holders of the Class A Common Stock will vote as a separate class to elect one director (the “Class A Director”) so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of common stock. The remaining directors (other than directors elected by holders of Preferred Stock or any series thereof voting separately as a class) shall be elected by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class or, if any holders of Preferred Stock are then entitled to vote together with the holders of common stock for the election of directors, together as a single class with such holders of Preferred Stock. Such remaining directors are called the “Common Stock Directors.”

Newly created directorships and vacancies in our Board of Directors resulting from death, resignation or removal of directors shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or the sole remaining director. Any person elected to fill a vacancy created by resignation, death or removal of the Class A Director shall be deemed to be the Class A Director and any person elected to fill a vacancy created by the resignation, death or removal of a Common Stock Director shall be deemed to be a Common Stock Director.

The Class A Director may be removed without cause only by a vote of the holders of a majority of the outstanding shares of Class A Common Stock, and the Common Stock Directors may be removed without cause only by a vote of the holders of shares having the right to cast a majority of the votes with respect to the election of Common Stock Directors. If there are no shares of Class B Common Stock outstanding, the Class A Common Stock, together with any holders of any Preferred Stock then entitled to vote with the Class A Common Stock for the election of directors, shall elect all of our directors (other than any directors elected by holders of Preferred Stock voting separately as a class).

Unless a separate vote of any class is required, the holders of a majority of the aggregate voting power of the Class A Common Stock and Class B Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business, and generally, the affirmative vote of the holders of a majority of the votes cast at a meeting at which a quorum is present shall constitute the act of the shareholders of Delphi. The superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive shareholders of any opportunity to sell their shares at a premium over prevailing market prices.

Mr. Rosenkranz is party to an agreement with the Company not to vote or cause to be voted certain shares of common stock, if and to the extent that such shares would cause him and Rosenkranz & Company, L.P., collectively, to have more than 49.9% of the combined voting power of the Company’s stockholders.

Transfer. The Certificate of Incorporation does not contain any restrictions on the transfer of shares of Class A Common Stock. Upon transfer of shares of Class B Common Stock to any person except to a “Permitted Transferee” (as defined in the Certificate of Incorporation), such shares of Class B Common Stock will automatically be converted into an equal number of shares of Class A Common Stock. Permitted Transferees of any holder of Class B Common Stock include persons or entities who on January 24, 1990 were holders or beneficial owners of Class B Common Stock or had the right to acquire shares of Class B Common Stock upon the exercise of warrants. Permitted Transferees also include, in general and among others, certain relatives of such holder of Class B Common Stock, the trustee of a trust exclusively for the benefit of such holder of Class B Common Stock and/or one or more of such holder’s Permitted Transferees, the estate of such holder of Class B Common Stock and certain corporations or partnerships of which two-thirds of the voting power is controlled directly or indirectly by or under common control with such holder of Class B Common Stock.

Conversion. Class A Common Stock has no conversion rights. Class B Common Stock is convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If at any time the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock in the aggregate, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the Class B Common Stock into Class A Common Stock, then, immediately upon the occurrence of either such event, each outstanding share of Class B Common Stock shall be converted into one share of Class A Common Stock. In the event of a transfer of shares of Class B Common Stock other than to a Permitted Transferee, each share of Class B Common Stock so transferred shall be automatically converted into one share of Class A Common Stock.

Dividends. Subject to the rights of holders of our outstanding Preferred Stock, if any, and subject to certain other provisions of the Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividends or other distributions, in cash, property, shares of stock or other securities, as may be declared by our Board of Directors out of assets legally available therefor. If and when any such dividends are declared, the holders of Class A Common Stock and Class B Common Stock are entitled to share equally, on a per share basis, in those dividends, except as described in the next sentence. If any dividend is payable in shares of Class A Common Stock or Class B Common Stock, that dividend will be payable at the same rate on both classes of common stock and may be paid (as determined by our Board of Directors) (i) in shares of Class A Common Stock on the Class A Common Stock and Class B Common Stock, (ii) in shares of Class B Common Stock on the Class A Common Stock and Class B Common Stock

and (iii) in shares of Class A Common Stock on the Class A Common Stock and in shares of Class B Common Stock on the Class B Common Stock.

Subdivisions; Combinations. If we subdivide or combine our outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class shall be proportionately subdivided or combined in the same manner and on the same basis.

Liquidation. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of Delphi, after payment of or provision for our liabilities and distribution of the preferential amounts, if any, payable to holders of our Preferred Stock, the holders of Class A Common Stock will be entitled to share ratably with the holders of Class B Common Stock as a single class in our remaining assets available for distribution to holders of our common stock. A consolidation or merger of Delphi with or into another entity or a sale or disposition of all or any part of Delphi’s assets shall not be deemed a liquidation, dissolution or winding up for this purpose.

Merger or Consolidation. In the case of any distribution or payment (other than a dividend described above under “— Dividends” or a distribution upon liquidation, dissolution or winding-up described under “— Liquidation”) on Class A Common Stock or Class B Common Stock upon our consolidation or merger with or into another corporation, or any transaction having an effect on our stockholders substantially similar to that resulting from a consolidation or merger, such distribution shall be made ratably on a per share basis among the holders of Class A Common Stock and Class B Common Stock as a single class.

Other Terms. Our Certificate of Incorporation provides that, except as otherwise required by applicable law or as otherwise provided in the Certificate of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights.

Additional shares of Class B Common Stock may not be issued except (i) in payment of a stock dividend on then outstanding shares of Class B Common Stock; (ii) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock; and (iii) pursuant to Delphi’s Second Amended and Restated Long-Term Performance-Based Incentive Plan, as amended from time to time.

Preferred Stock

For a description of our Preferred Stock, please see the heading “Description of Preferred Stock”. Any or all of the rights and preferences selected by our Board of Directors for any series of Preferred Stock may be greater than the rights of the common stock. The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that shareholders will receive dividend payments and payments upon our liquidation, dissolution or winding up.

Under the Certificate of Incorporation, our Board of Directors is authorized to establish one or more series of Preferred Stock in such number of shares and having such powers, preferences and rights as it may designate from time to time. The issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of Delphi if, for example, our Board of Directors designated and issued a series of Preferred Stock in an amount that sufficiently increased the number of outstanding shares to overcome a vote by the holders of our common stock or with rights and preferences that included special voting rights to veto a change in control, merger or similar transaction. In addition, the superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive shareholders of any opportunity to sell their shares at a premium over prevailing market prices.

Delaware Law and Certain Provisions of Delphi’s Certificate of Incorporation

Delphi is subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

The Certificate of Incorporation prohibits shareholders from taking any action without a meeting, except upon unanimous written consent. In addition, special meetings of shareholders may only be called by the Board of Directors. These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the Board of Directors. The Certificate of Incorporation also provides that, except under certain circumstances, the Board of Directors has the exclusive power to fill newly created directorships and vacancies in the Board.

The Certificate of Incorporation provides that directors of Delphi will not be personally liable to Delphi or any stockholder for monetary damages for breach of the director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Delphi or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that Delphi shall indemnify its officers and directors to the fullest extent permitted by Delaware law.

Further Information

The descriptions of common stock in this prospectus and in any prospectus supplement are summaries of the material provisions of the Certificate of Incorporation and the Amended and Restated By-Laws, as amended. These descriptions do not restate the Certificate of Incorporation or the Amended and Restated By-Laws, as amended, in their entirety and do not contain all of the information that you may find useful. We urge you to read the Certificate of Incorporation and the Amended and Restated By-Laws, as amended, because they, and not the summaries, define many of your rights as a holder of Class A Common Stock. For more information, please review the Certificate of Incorporation and the Amended and Restated By-Laws, as amended, which will be filed with the Commission promptly after the offering of Class A Common Stock and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF PREFERRED STOCK

General

The following description of Preferred Stock of Delphi does not purport to be complete and is subject to, and qualified in its entirety by reference to, the more complete description thereof set forth in the following documents: (i) Delphi’s Certificate of Incorporation; and (ii) its Amended and Restated By-Laws, as amended, which documents have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Certain terms of any series of the Preferred Stock offered by any prospectus supplement will be described in the prospectus supplement relating to such series of the Preferred Stock. If so indicated in the prospectus supplement relating thereto, the terms of any such series may differ from the terms set forth below. The description of certain provisions of the Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the prospectus supplement relating thereto do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Certificate of Incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designation relating to such series of Preferred Stock, which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

Under the Certificate of Incorporation, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of Preferred Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock, adopted at any time or from time to time by the Board of Directors. The Preferred Stock shall rank senior to the Common Stock as to payments of dividends or payments upon liquidation. Delphi may amend from time to time its Certificate of Incorporation to increase or decrease (but not below the number of shares of Preferred Stock currently outstanding) the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, without a vote of the holders of any series of Preferred Stock (unless the certificate of any such series of Preferred Stock establishing the rights of such series requires such a vote).

The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below, unless otherwise provided in the prospectus supplement relating to a particular series of the Preferred Stock. Reference is made to the prospectus supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title of such Preferred Stock and the number of shares offered; (ii) the liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (v) any redemption or sinking fund provisions; (vi) the terms of any right to convert or exchange the Preferred Stock into other securities or property of Delphi; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

The Preferred Stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Unless otherwise specified in the prospectus supplement relating to a particular series of the Preferred Stock, each series of the Preferred Stock will rank on a parity as to dividends and liquidation rights in all respects with any other series of the Preferred Stock.

Dividend Rights

Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of Delphi legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of the Preferred Stock. Such rate may be fixed, variable or both. Each such dividend will be payable to the holders of record as they appear on the stock record books of Delphi on such record dates as will be fixed by the Board of Directors. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the prospectus supplement relating thereto.

Each series of Preferred Stock will be entitled to dividends as described in the prospectus supplement relating to such series, which may be based upon one or more methods of determination. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Delphi, the holders of each series of Preferred Stock will be entitled to receive out of assets of Delphi available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of the Preferred Stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of the Preferred Stock plus an amount equal to accrued and unpaid dividends for then-current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the prospectus supplement relating to such shares.

Redemption

Any series of the Preferred Stock may be redeemable, in whole or in part, at the option of Delphi, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series.

Conversion and Exchange

The terms, if any, on which shares of any series of the Preferred Stock are convertible into Class A Common Stock or exchangeable for debt securities will be set forth in the prospectus supplement relating to such series. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at the option of Delphi, in which case the number of shares of Class A Common Stock or the amount of debt securities to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in such prospectus supplement.

Transfer Agent and Registrar

American Stock Transfer and Trust Company will be the transfer agent, registrar and dividend disbursement agent for the Preferred Stock. The registrar for shares of Preferred Stock will send notices to shareholders of meetings, if any, at which holders of the Preferred Stock have the right to vote on any matter.

Voting Rights

Except as indicated in the prospectus supplement relating to a particular series of Preferred Stock, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to any voting rights.

In addition to any voting rights that may be described in any prospectus supplement, under the Delaware General Corporation Law, the holders of the Preferred Stock will have the voting rights set forth under the caption “General” above with respect to amendments to the Certificate of Incorporation which would increase the number of authorized shares of Preferred Stock of Delphi.

Further Information

The descriptions of any Preferred Stock in this prospectus and in any prospectus supplement are summaries of the material provisions of the Certificate of Incorporation and the Amended and Restated By-Laws, as amended. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the Preferred Stock. For more information, please review the Certificate of Incorporation and the Amended and Restated By-Laws, as amended, which will be filed with the Commission promptly after the offering of Preferred Stock and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to have debt securities, shares of Preferred Stock or shares of Class A Common Stock represented by depositary shares. The series of debt securities, the shares of any series of the Preferred Stock or the shares of Class A Common Stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary of Preferred Stock, Class A Common Stock or debt securities. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the debt securities, Preferred Stock or Class A Common Stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of debt securities, shares of Class A Common Stock or shares of a particular series of the Preferred Stock described in the applicable prospectus supplement.

We will distribute a prospectus supplement relating to any depositary shares that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of the depositary shares and any applicable deposit agreement. These terms will include some or all of the following:

•	terms, procedures and limitations under which holders of depositary shares will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale, or who will be entitled to give instructions for the exercise of voting rights at a meeting at which holders of debt securities, Preferred Stock or Class A Common Stock are entitled to vote or to receive notice of such a meeting or of a redemption or conversion;

•	terms relating to the procedure for receiving notice of, and voting at, any meeting at which the holders of any debt securities, shares of Preferred Stock or shares of Class A Common Stock underlying the depositary shares are entitled to vote;

•	terms relating to amendment and termination of the applicable deposit agreement;

•	terms relating to the resignation of the depositary and the appointment of a successor depositary;

•	terms setting forth our obligation, if any, to pay the charges of the depositary;

•	a discussion of provisions relating to our and the depositary’s obligations and liabilities under the deposit agreement;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the depositary shares, including terms, procedures and limitations relating to the transferability, conversion, exchange, exercise, surrender or redemption of the depositary shares.

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the Preferred Stock, which will be filed with the Commission promptly after the offering of that series of debt securities, shares of Preferred Stock or shares of Class A Common Stock and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Class A Common Stock, Preferred Stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants that we may offer. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities being offered together with the warrants. These terms will include one or more of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, Class A Common Stock, Preferred Stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date (if any) on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, Class A Common Stock or Preferred Stock will not be exercisable until at least one year from the date of sale of the warrant.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our Class A Common Stock or Preferred Stock, depositary shares, warrants, units or subscription rights at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, Class A Common Stock, Preferred Stock, depositary shares, warrants, units or subscription rights or the formula to determine such amount;

•	the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, Preferred Stock, Class A Common Stock, warrants, units or subscription rights or debt obligations or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; and

•	the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of purchase contracts and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, will define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information”.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our Class A Common Stock, Preferred Stock, debt securities, depositary shares, warrants, units or purchase contracts. Subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in the subscription rights offering. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other entities or individuals pursuant to which such persons will agree to purchase any securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to our stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to our stockholders on the record date set by us for receiving subscription rights.

The applicable prospectus supplement will describe the specific terms of any subscription rights offering for which this prospectus is being delivered, including the following:

•	the exercise price for the subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which the subscription right shall expire;

•	the extent to which such subscription rights offering includes an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby purchase arrangement entered into by us in connection with the subscription rights offering.

Each subscription right will entitle the holder thereof to purchase for cash such principal amount of shares of Class A Common Stock, Preferred Stock, depositary shares, warrants, purchase contracts, units or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable in a manner set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the shares of Class A Common Stock, Preferred Stock, depositary shares, warrants, purchase contracts or units purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the subscription rights. For more information, please review the form of the relevant agreements, which will be filed with the Commission promptly after the offering of subscription rights and will be available as described under the heading “Where You Can Find More Information”.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through one or more agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents and the respective amounts of securities underwriten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any material relationship we may have with an underwriter, dealer or agent, if any;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the particular securities offered in such prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined in a manner specified in the applicable prospectus supplement. The securities may be sold through a rights offering, forward contract or similar arrangement. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities during the period that such activities are ongoing may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

We may make sales of our securities to or through one or more underwriters or agents in at-the-market offerings, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, pursuant to the terms of a distribution agreement or selling agent’s agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement or selling agent’s agreement, we will issue and sell shares of the applicable securities to or through one or more underwriters or agents, which may act on any agency basis or on a principal basis. During the term of any such agreement, we may sell shares of the applicable securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement may provide that any shares of the applicable securities will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding net proceeds or commissions to be paid are impossible to determine at this time and will be described in a prospectus supplement. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of the applicable securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement or selling agent’s agreement, or if we offer to sell shares of the applicable securities through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and the plan of distribution for such securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of the securities. We will not receive any proceeds from sales by selling securityholders.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the applicable regulatory authority, if any, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the applicable regulatory authority, if any, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our stockholders we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

LEGAL MATTERS

Certain legal matters in connection with the offering of the securities offered hereby will be passed upon for the Company by Chad W. Coulter, General Counsel of the Company, and Cahill Gordon & Reindel LLP, and for the underwriters or agents by counsel named in the applicable prospectus supplement.

$

     % Senior Notes due

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Wells Fargo Securities

January   , 2010